UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A INFORMATION

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i2 Telecom International, Inc.

(Name of Registrant as Specified in Its Charter)

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I2 TELECOM

5070 Old Ellis Pointe, Suite 110

Roswell, Georgia 30076

May 19, 2008

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of i2 Telecom International, Inc. to be held at the Company’s principal executive officers located at 5070 Old Ellis Pointe, Suite 110, Roswell, Georgia 30076 on Monday, June 30, 2008 at 10 a.m. (local time).

At the meeting, shareholders will be asked to vote on the re-election of five directors, the ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year, the authorization of the Board of Directors of the Company to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value, in a range from one-for-two (1:2) to one-for-ten (1:10) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first, and the amendment to the Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of the Company’s common stock, no par value, available for issuance under the plan from 40,000,000 to 60,000,000.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of i2 Telecom International, Inc.

Sincerely,

/s/ Paul R. Arena
Paul R. Arena
Chairman of the Board

i2 Telecom International, Inc.

 5070 Old Ellis Pointe, Suite 110

Roswell, Georgia 30076

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2008

TO THE SHAREHOLDERS OF I2 TELECOM INTERNATIONAL, INC.:

The annual meeting of the shareholders of i2 Telecom International, Inc., a Washington corporation, (the “Company”), will be held on Monday, June 30, 2008, at 10 a.m. (local time), at the Company’s principal executive officers located at 5070 Old Ellis Pointe, Suite 110, Roswell, Georgia 30076 for the following purposes:

1.	To re-elect five directors to serve until the 2009 annual meeting of shareholders.

2.	To ratify the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the Company's independent registered public accounting firm for the 2008 fiscal year.

3.

To authorize the Company’s Board of Directors to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value, in a range from one-for-two (1:2) to one-for-ten (1:10) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first.

4.

To approve an amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of the Company’s common stock, no par value, available for issuance under the plan from 40,000,000 to 60,000,000.

5.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 12, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date, and sign the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Your proxy card or broker may also provide instructions on voting electronically. Returning the enclosed proxy card (or voting electronically) will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Paul R. Arena
Chairman of the Board of Directors

Roswell, Georgia

May 19, 2008

i2 Telecom International, Inc.

5070 Old Ellis Pointe, Suite 110

Roswell, Georgia 30076

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

May 19, 2008

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of i2 Telecom International, Inc., a Washington corporation (the “Company”), for use at the annual meeting of shareholders to be held on Monday, June 30, 2008, at 10 a.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company’s principal executive offices located at 5070 Old Ellis Pointe, Suite 110, Roswell, Georgia 30076.   The Company intends to mail this proxy statement and accompanying proxy card on or about May 30, 2008 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on May 12, 2008 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on three items:

1. The election of five directors (see page 9).

2.   The ratification of Freedman & Goldberg Certified Public Accountants, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year (see page 14).

3.   The authorization of the Board to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value, in a range from one-for-two (1:2) to one-for-ten (1:10) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first (see page 15).

4. To approve an amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of the Company’s common stock, no par value, available for issuance under the plan from 40,000,000 to 60,000,000 (see page 17).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

By completing and returning your proxy card in the postage-paid envelope provided by the Company;

By following the instructions for electronic voting using the Internet or telephone, which are printed on your proxy card; or

By voting in person at the meeting.

 Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as directors.

2. FOR the ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as independent registered public accounting firm for the 2008 fiscal year.

3. FOR the authorization of the Board to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value, in a range from one-for-two (1:2) to one-for-ten (1:10) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first.

4. FOR the amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of the Company’s common stock, no par value, available for issuance under the plan from 40,000,000 to 60,000,000.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Mr. Paul Arena to vote on such matters in his discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

For holders of common stock, you will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 185,393,349 outstanding shares of common stock on the Record Date, and each of these shares is entitled to one vote.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 92,696,675 common shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

The five nominees for directors who receive the most votes will be elected.

The required vote to approve (i) the ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as independent registered public accounting firm for the 2008 fiscal year, (ii) a resolution giving the Board of Directors authority to amend the Company’s Articles of Incorporation to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value (the “Common Stock”), in a range from one-for-two (1:2) to one-for-ten (1:10) (the “Reverse Stock Split”) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first,, and (iii) the amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of the Company’s common stock, no par value, available for issuance under the plan from 40,000,000 to 60,000,000 is the affirmative vote of a majority of the Common Stock shares.

An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on May 12, 2008 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

FOR each of the nominees for director named in this proxy statement;

FOR ratification of the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the independent registered public accounting firm for the Company for the 2008 fiscal year.

FOR the authorization of the Board to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value, in a range from one-for-two (1:2) to one-for-ten (1:10) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first.

FOR the amendment to the Company’s Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of the Company’s common stock, no par value, available for issuance under the plan from 40,000,000 to 60,000,000.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed by the Board of Directors, and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at 7 persons.

The Company does not currently have a Nominating Committee, and nominees for election as a director are selected by the Board of Directors, which has approved the nominations of five persons to serve as directors until the 2009 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to serve if elected. The nominees are as follows:

Name	Age	Current Position with the Company
Paul R. Arena (1)	50	Chairman of the Board of Directors, Chief Executive Officer, President, Secretary, Principal Financial Officer
D. Christer Bylander (2)	54	Director
Audrey L. Braswell (3)	78	Director
Montgomery L. Bannerman (4)	52	Director
Andrew L. Berman (5)	49	Director
(1)

Mr. Arena does not qualify as independent under the Nasdaq National Market System standards for independence. Mr. Arena is the Chairman of the Board, and he is a member of the Audit Committee and the Compensation Committee.

(2)	Mr. Bylander qualifies as independent under the Nasdaq National Market System standards for independence. He serves as the Chairman of the Compensation Committee.
(3)	Dr. Braswell qualifies as independent under the Nasdaq National Market System standards for independence. He is a member of the Audit Committee and the Compensation Committee.
(4)	Mr. Bannerman qualifies as an independent director under the Nasdaq National Market System standards for independence. He serves as the Chairman of the Audit Committee.
(5)	Mr. Berman qualifies as an independent director under the Nasdaq National Market System standards for independence. He does not serve on any committees of the Board.

The biographical background and a description of any substantial interest in the Company of each nominee for director is as follows.

PAUL R. ARENA has served as our Chief Executive Officer, Chairman of the Board, and Secretary since February 2004 and as President from November 2005 to present. Furthermore, Mr. Arena served as President of the Company from September 2004 to May 2005. Mr. Arena was the founder of our subsidiary i2 Telecom International, Inc., a Delaware corporation (“i2 Telecom (DE)”) and has served as Chairman of the Board and Chief Executive Officer of i2 Telecom (DE) since its inception in February 2002. From April 2000 to the present, Mr. Arena has been Chairman and Chief Executive Officer of AIM Group, Inc., a holding company specializing in materials for the wire and cable industry. In July 1994, Mr. Arena founded Cereus Technology Partners, Inc. (“Cereus”), a publicly traded technology company. Mr. Arena served in an executive capacity with Cereus and its predecessor companies, including as Chairman and Chief Executive Officer, from May 1991 to April 2000. From June 1990 to May 1991, Mr. Arena was a financial business consultant. From February 1988 to January 1990, he served as a Senior Vice President and partner of Gulfstream Financial Associates, Inc., a subsidiary of the Kemper Group. Since November 2007, Mr. Arena has also served on the board of directors of Corient, Inc., a computer hardware, mass customization, asset recovery and marketing company.

D. CHRIS BYLANDER began serving as a director of the Company in May 2006 and from July 2007 to present, he served as President of i2 Telecom International, Ltd., European Operations. In May 2004, Mr. Bylander founded Corient, Inc., a computer hardware, mass customization, asset recovery and marketing company, and currently serves as its Chairman and Chief Executive Officer. Mr. Bylander is also CEO of Notebook Design International, LLC and a director Notebook Design International, AB. In March 2007, he became a partner of IonIdea, Inc., an IT outsourcing/offshoring company with production facilities in the United States, India, and Ukraine. In October 1995, Mr. Bylander founded International American Group (IAG), specializing in business development to the manufacturing and IT/telecommunications industries. While at IAG, he also served as U.S. President and CEO of a European telecommunications company, U.S. President and CEO of a global manufacturing group, Managing Director of a software developer in the financial services industry, and COO of a top Gartner-rated eBusiness infrastructure company. Mr. Bylander attended De La Salle in the Philippines and Sigtunaskolan in Sweden, and received his bachelors degree in economics from Uppsala Cederblads in Sweden in 1978. Between 1993 and 1996, he participated in the MBA program at Oxford Brookes University (formerly Oxford Polytechnic) in Oxford, England.

DR. AUDREY L. BRASWELL has served as a director of the Company since June 2004 and as a director of i2 Telecom (DE) since February 2002. Since 1974, Dr. Braswell has served as President and owner of Vista Pacifica Enterprises, Inc., an operator of several health care facilities in California. For the past 35 years, Dr. Braswell has been engaged in various levels of health, education, and social assistance activities. Dr. Braswell is also a real estate developer of residential, commercial and industrial properties. Dr. Braswell previously served on the Board of Directors of Cereus Technology Partners from March 1997 to October 1999. Dr. Braswell obtained a Ph.D. from Oregon State University in 1963, received an MS from Oregon State University in 1959, an MA from Los Angeles State College in 1954, and a BS from Bethany Nazarene College in 1949.

MONTGOMERY L. BANNERMAN has served as a director of the Company since August 2007. In August 2007, Mr. Bannerman founded ArcStar Energy, and currently serves as its Chairman and CEO. With over 25 years of industry experience, Mr. Bannerman has experience in nearly all sectors of the telecommunications industry and was engaged in the early introduction of digital and Internet technologies and services throughout the world. He has extensive experience in the areas of strategic planning, business development, as well as sales and marketing, engineering, systems development and network operations. From 2004 to 2007, Mr. Bannerman was a senior executive and most recently CEO of Verso Technologies. Before joining Verso, Mr. Bannerman served as Terremark Worldwide's Chief Technical Officer from 2000 to 2004, where he led the teams responsible for the design, implementation and operation of the Network Access Point (NAP) of the Americas, the fifth tier-one NAP in the world. The NAP is home to over 165 of the worlds' largest carriers and many US government entities and is one of the primary interconnection and peering facilities in the United States. He was also instrumental in raising capital for the company.

ANDREW L. BERMAN has served as a director of the Company since April 2008. Mr. Berman is the founder of Chesapeake Ventures, L.P., a consulting services firm. From 2006 to 2007, Mr. Berman served as the President and Chief Executive Officer of Nextlink AB. From 2003 to 2006, he served as Vice President of Strategic Alliances and Business Development of RadioShack Corporation. From 2002 to 2003, Mr. Berman served as Senior Vice President of Sales & Marketing for CipherOptics, Inc. Mr. Berman is a graduate of the University of Arkansas.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE.

The Board of Directors and its Committees

Our Board of Directors currently consists of five members. Our bylaws provide that our directors will hold office until the 2009 annual meeting of the shareholders and until their successors have been elected and qualified. Our Board of Directors is responsible for the business and affairs of the Company and considers various matters which require its approval.

There are two committees of the Board of Directors — the Audit Committee and the Compensation Committee. We do not currently have a Nominating Committee, and nominees for election as a director are selected by the Board of Directors. Committee assignments will be re-evaluated annually and approved during the Board meeting which follows the annual meeting of shareholders. The Board has determined that, in its judgment as of the date of this Proxy Statement, Mr. Bylander, Dr. Braswell, Mr. Bannerman, and Mr. Berman are independent directors within the meaning of NASDAQ Rule 4200(a)(15). Accordingly, two of the members of each of the Audit and Compensation Committees are independent within the meaning of NASDAQ Rule 4200(a)(15).

The Board created the Audit Committee and the Compensation Committee during the first quarter of 2008. The Board has adopted charters for each of such committees. Copies of these charters are attached to this Proxy Statement as Exhibit A and B.

During the fiscal year ended December 31, 2007, the Board held twelve telephonic meetings and one physical meeting. Each director attended all of the meetings of the Board and the Board committees of which he was a member in 2007.

Attendance of Directors at Shareholder Meetings

Directors are also expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee reviews actions with respect to various auditing and accounting matters, including the selection of the Company’s independent public accountants, the scope of the annual audits, the nature of non-audit services, the fees to be paid to the independent public accountants, and the accounting practices of the Company. The current members of the Audit Committee are Mr. Arena, Dr. Braswell, and Mr. Bannerman (Chairman). The Audit Committee did not meet during 2007 as it was formed during the first quarter of 2008. The Company does not currently have an audit committee financial expert serving on its audit committee because we believe that the members of our Board are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Company may in the future attempt to add a qualified board member to serve as an audit committee financial expert in the future, subject to its ability to locate and compensate such a person.

Compensation Committee

The Compensation Committee is responsible for reviewing the performance of the executive officers of the Company and the compensation programs and agreements for key employees. The current members of the Compensation Committee are Mr. Arena, Mr. Bylander (Chairman), and Dr. Braswell. The Compensation Committee did not meet during 2007 as it was formed during the first quarter of 2008.

The Compensation Committee will:

On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation.

On an annual basis, review and approve (i) the evaluation process and compensation structure for the Company’s other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive, and equity compensation, of other company executive officers, and (iii) the recruitment, retention, and severance programs for the Company’s senior executives, and (iv) review the compensation structure for the Board of Directors.

As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting, and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

Nominating Committee

We do not have a Nominating Committee of the Board of Directors as nominees for election as a director are selected by the Board of Directors.

The Board of Directors selects candidates for director who, in the view of the Board and based on all available information and relevant considerations, are most suited for membership on the Board. The process for identifying and evaluating nominees for director is as follows:

The Board will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

The Board will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the Board will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Board; (ii) review the assessments of the performance of the director during the preceding term; and (iii) determine whether there exists any special, countervailing considerations against re-nomination of the director.

If the Board determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Board’s view the incumbent should not be re-nominated, the Board will, absent special circumstances, propose the incumbent director for re-election.

The Board will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death, or disability of an incumbent director or a decision of the directors to expand the size of the Board.

The Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates. These persons may include members of the Board and management of the Company. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Board shall set its fees and scope of engagement.

As to each recommended candidate that the Board believes merits consideration, the Board will (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; (ii) determine if the candidate satisfies the minimum qualifications required by the Board of candidates for election as director; (iii) determine if the candidate possesses any of the specific qualities or skills that under the Board’s policies must be possessed by one or more members of the Board; (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Board may, in its discretion, solicit the views of the Chief Executive Officer and other members of the Company’s senior management, regarding the qualifications and suitability of candidates to be nominated as directors.

In its discretion, the Board may designate one or more of its members to interview any proposed candidate.

In making its selection, the Board of Directors will consider director candidates recommended by shareholders. In addition to the criteria for evaluation of other candidates to the Board (as listed above), the Board of Directors may consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The Board of Directors may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual meeting.

If a shareholder wishes to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the Company’s 2008 annual meeting, the shareholder must give advance written notice to the Company by June 27, 2008. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Shareholders may submit candidate recommendations for presentation at the Company’s 2009 annual meeting of shareholders by delivery of such proposal to the Company at its corporate offices no later than March 2, 2009. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.

Shareholder Communications with Non-Management Members of the Board

The Company’s Board of Directors has not adopted a formal process for shareholders to send communications to the independent members of the Board. Shareholders may, however, communicate with the non-management members of the Board by sending correspondence addressed to a non-management member to i2 Telecom International, Inc., 5070 Old Ellis Pointe, Suite 110, Roswell, Georgia 30076. Concerns relating to accounting, internal controls, or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Freedman & Goldberg Certified Public Accountants, P.C. (“Freedman & Goldberg”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2008. Freedman & Goldberg was the Company’s independent registered public accountants for the fiscal year ending December 31, 2007. The Board has endorsed the appointment of Freedman & Goldberg, and this appointment is being presented to the shareholders for ratification.

Representatives of Freedman & Goldberg are not expected to be present at the 2008 annual meeting, either in person or by teleconference.

Shareholder ratification of the selection of Freedman & Goldberg as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. The Board, however, is submitting the appointment of Freedman & Goldberg to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Freedman & Goldberg. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board, a copy of which may be found attached to this Proxy Statement as Exhibit A.  The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. The Audit Committee has, with respect to the audited financial statements included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007;

reviewed and discussed the audited financial statements with management;

discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board;

received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and discussing with the independent accountant the independent accountant’s independence; and

based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB.

Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Montgomery L. Bannerman, Chairman of the Audit Committee _______________________

Principal Accountant Fees and Services

The following table sets forth fees billed to us by Freedman & Goldberg, our auditors during the fiscal years ended December 31, 2007 and December 31, 2006, for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with preparation of the Company’s federal and state tax returns, tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

	Fiscal Years
	2007	2006
Audit Fees	$70,821	$63,689
Audit Related Fees	—	—
Tax Fees	4,209	4,212
All Other Fees	—	—
Total	$75,030	67,901

The Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors. The Audit Committee, however, has not adopted any general pre-approval policy with regard to specified audit or non-audit services that may be provided by the independent auditors, but requires that the Audit Committee grant specific pre-approval of each audit or non-audit service to be provided by the independent auditor before the independent auditor is engaged to render such service.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FREEDMAN & GOLDBERG CERTIFIED PUBLIC ACCOUNTANTS, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 - REVERSE STOCK SPLIT

The Board of Directors has approved a resolution giving the Board of Directors authority to amend the Company’s Articles of Incorporation (“Amendment”) to effect, in its discretion, a reverse stock split of the Company’s shares of common stock, no par value (the “Common Stock”) in a range from one-for-two (1:2) to one-for-ten (1:10) (the “Reverse Stock Split”) at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first. The Board has approved the split ratio based upon a review of the capital structure of the Company, including shares and convertible instruments outstanding, share price, general market conditions, and the potential benefits from the Reverse Stock Split.

The Amendment will be referred to in this Proxy Statement as the “Reverse Stock Split Amendment.” The text that will be included in the Articles of Amendment to effect the Reverse Stock Split is as follows:

“At the effective time of these Articles of Amendment, every _____ outstanding shares of the corporation’s Common Stock shall be combined and reclassified into one share of Common Stock, no par value, of the Company, thereby giving effect to a ________-for-one reverse stock split (the “Reverse Split”). No fractional shares of Common Stock shall be issued in the Reverse Split; instead, any fractional share will be rounded to the next whole share.”

The Reverse Stock Split Amendment will become effective on the date it is filed with the Secretary of State of Washington, which date will be selected by the Board on or prior to the Company’s 2009 annual meeting of shareholders. The Board reserves the right to forego or postpone filing the Reverse Stock Split Amendment if such action is determined not to be in the best interests of the Company and its shareholders. If the Reverse Stock Split Amendment is not effected by the Board on or before the 2009 annual meeting of shareholders, the authority to file the Reverse Stock Split Amendment and effect the Reverse Stock Split will lapse.

If the Reverse Stock Split is effected by the Board, the Board will fix a record date for determining the shares subject to the Reverse Stock Split. As of the date of this Proxy Statement, the Board has not fixed a record date for the Reverse Stock Split.

The Board believes that the Reverse Stock Split will be in the best interests of the Company and its shareholders because the Company believes the Reverse Stock Split will maximize shareholder value. Management believes that the Reverse Stock Split is in the Company's best interest in that it may increase the trading price of its Common Stock. An increase in the price of the Common Stock could, in turn, generate greater investor interest in the Company, thereby enhancing the marketability of the Company’s Common Stock to the financial community. The potential increases in the trading price and greater interest from the financial community could ultimately improve the trading liquidity of the Common Stock.   Moreover, should the Company decide at some point to apply for listing on a different stock exchange such as AMEX or Nasdaq, the reverse stock split may increase the Company’s ability to meet any trading price related listing requirements of such exchange.

The effect of the Reverse Stock Split would be to reduce the total number of shares of the Common Stock issued and outstanding from 185,393,349 to a range between approximately 18,539,335 to 92,696,675. The Reverse Stock Split will affect all of the holders of Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except for insignificant changes that will result from the rounding of fractional shares.

If the Reverse Stock Split is effected, it will take place without any action on the part of the holders of all classes of Common Stock and without regard to current certificates representing shares of all classes of Common Stock being physically surrendered for certificates representing the number of shares of all classes of Common Stock each shareholder is entitled to receive as a result of the Reverse Stock Split. New certificates of the Common Stock will not be issued.

No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional share will be rounded to the next whole share.

The Reverse Stock Split was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, solicitation in opposition to management, or otherwise. As of the date of this Proxy Statement, our charter and bylaws contain no provisions having an anti-takeover effect, the adoption of the Reverse Split is not part of a plan by management to adopt a series of such amendments, and management does not intend to propose other anti-takeover measures.

In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favored by a majority of independent shareholders. There are no adverse material consequences or any anti-takeover provisions in either our Articles of Incorporation or bylaws that would be triggered as a consequence of the Reverse Stock Split. The Articles of Incorporation or bylaws do not address any consequence of the Reverse Stock Split.

Dissenters’ Right of Appraisal

Dissenters have no right of appraisal with respect to the Reverse Stock Split.

Certain Federal Income Tax Consequences

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign, or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Proxy Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock are held as “capital assets,” as defined in the Internal

Revenue Code of 1986, as amended. The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder.

EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a shareholder as a result of the Reverse Stock Split; provided, however, any whole shares received in lieu of fractional shares may result in a taxable gain or loss. The aggregate tax basis of the shares received in the Reverse Stock Split will be the same as the shareholder’s aggregate tax basis in the shares exchanged. The shareholder’s holding period for the shares received in the Reverse Stock Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Stock Split. The Company’s views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

The Reverse Split will take effect upon the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of Washington.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT, GIVING THE BOARD OF DIRECTORS THE AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S SHARES OF COMMON STOCK IN A RANGE FROM ONE-FOR-TWO (1:2) TO ONE-FOR-TEN (1:10) AT ANY TIME DURING THE NEXT TWELVE MONTHS OR PRIOR TO THE 2009 ANNUAL MEETING OF SHAREHOLDERS, WHICHEVER OCCURS FIRST.

PROPOSAL 4 – AMENDMENT TO 2004 STOCK INCENTIVE PLAN

The following discussion is qualified in its entirety by the full text of our Amended and Restated 2004 Stock Incentive Plan (the “Plan”).

On April 23, 2004, our Board of Directors adopted, and on June 3, 2004, our stockholders approved, the Plan. The Plan has a term of 10 years and is administered by our Board of Directors or a committee of the Board (collectively referred to as the “Committee”). If a committee of the Board administers the Plan, the committee must be composed of two or more members of the Board who are “non-employee directors.”

Pursuant to the Plan, the Committee may grant to eligible recipients, which include all employees, non-employee directors, consultants and independent contractors, awards of options (which may be qualified or non-qualified), Restricted Stock, or Bonus Stock. “Restricted Stock” is an award of the Company’s common stock, no par value, (“Common Stock”) that is subject to conditions or terms such as vesting, continuous employment or service for a period of time, or the satisfaction of designated performance goals or criteria. An award of a “Stock Bonus” is an immediately available award of Common Stock.

Awards of options have varying terms, but no option that has been granted will expire in less than three years nor in more than 10 years from the date of grant. The price for each share of Common Stock purchased pursuant to the options is determined by the Committee on the date of grant. If an option is designated as an incentive stock option, the exercise price per share is the fair market value of our Common Stock on the date of grant. Payment for stock options must be made with cash, although the Committee, in its sole discretion, may allow payment to be made (in whole or in part) by the tender of previously acquired shares, by a promissory note, through a broker’s sale, or with any combination of the foregoing, with or without the payment of cash.

If a recipient’s employment or other service is terminated by reason of death, disability or retirement, outstanding options held by the recipient will become immediately exercisable and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of the option), all Restricted Stock awards will become fully vested and all Stock Bonuses will vest or continue to vest as determined by the Committee or as governed by the Stock Bonus agreement. If the recipient’s employment or service is terminated for reasons other than death, disability or retirement, any agreement evidencing an award will be immediately terminated, and any options, Restricted Stock awards and Stock Bonuses that have not vested will terminate without vesting. So long as the recipient’s termination was not for “cause,” as defined in the Plan, any vested options shall be exercisable for a period of three months after the date of termination (but in no event after the expiration of the option). The Committee may, in its discretion, extend the recipient’s rights relating to the vesting and exercise of awards after the recipient’s termination date.

In the event of a change in control, as defined in the Plan, provided that the award does not say otherwise, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, irrespective of the recipient’s employment status, all outstanding Restricted Stock awards will become immediately vested and non-forfeitable and all outstanding Stock Bonuses will vest or continue to vest in the manner determined by the Committee and set forth in the agreements evidencing the awards.

A recipient of an incentive stock option will recognize no income upon grant of the option and incur no tax on its exercise (unless the recipient is subject to the alternative minimum tax). If the recipient holds the stock acquired upon exercise of an incentive stock option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the recipient generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the recipient disposes of ISO Shares prior to the expiration of either required holding period described above, the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term capital gain, depending upon the amount of time the ISO Shares were held by the recipient.

A recipient will not recognize any taxable income at the time a non-qualified stock option is granted. However, upon exercise of a non-qualified stock option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient’s exercise price. The included amount will be treated as ordinary income by the recipient and may be subject to withholding. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

There is no tax consequence to the Company as a result of either the grant or the vesting of non-qualified stock options. There is also no tax consequence to the Company as a result of either the grant or the vesting of incentive stock options. If an employee, however, fails to meet the rules governing incentive stock options (for example, by selling the stock sooner than the rules allow), the Company would be allowed a tax deduction to the extent that the employee had ordinary taxable income from the disqualified incentive stock option. We are required to withhold FICA, Medicare, and federal income taxes from both employees and former employees upon disqualified dispositions of incentive stock options. We are also subject to FICA, Medicare, and FUTA on the amounts that are deemed to be wages.

The following table sets forth, as of May 7, 2008, the number of securities to be issued upon exercise of outstanding options, the weighted average exercise price of the outstanding options and the number of securities remaining available for future issuance under the Plan. On May 6, 2008, the price of our Common Stock was $0.11.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	28,344,634		$0.10		11,655,366

Equity compensation plans not approved by security holders	3,987,658	(2)(3)	$0.15	(2)(3)	10

Total	32,332,292		$0.12		11,655,366

(1)	Represents options granted pursuant to the Company’s 2004 Stock Incentive Plan.
(2)

Does not include (i) options and warrants to purchase 117,540,122 shares of Common Stock with a weighted average exercise price of $.12 per share, some of which were originally granted as options to purchase shares of i2Telecom (DE)’s common stock pursuant to the i2Telecom (DE) Stock Option Plan, which were assumed by the Company in connection with the Company’s acquisition of i2Telecom (DE) or issuances of options and warrants in connection with various financings. The Company has not made, and will not make, any further grants under the i2 Delaware Stock Option Plan.

(3)	Includes options and warrants to purchase Common Stock granted under plans not approved by the Company’s shareholders. The material features of such plans are set forth below.

From June 2002 to February 2004, the Company granted two current employees, two current directors and two former directors options to purchase an aggregate of 3,987,658 shares of Common Stock at exercise prices having a weighted average price of $0.4515 per share that have since all vested. These options are all considered non-qualified since the merger with Digital Data Networks on February 28, 2004.

As part of a debt settlement from time to time the Company may negotiate to pay its debt through a combination of stock options or shares of common stock.

When the Plan was originally adopted, we set aside 10,000,000 shares of our Common Stock for grants made under the Plan. On December 12, 2005, our Board of Directors adopted, and on March 29, 2006, our stockholders approved, an amendment to the Plan increasing the number of shares of Common Stock available under the Plan to 15,000,000. On May 30, 2007, our Board of Directors adopted, and on July 12, 2007, our stockholders approved, an amendment to the Plan increasing the number of shares of Common Stock available under the Plan to 40,000,000.

As of the Record Date, we had issued options to employees to purchase a total of 19,943,668 shares of our Common Stock. The following table sets forth, as of the Record Date, the number of options received or to be received by each of our named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, each associate of any such director or executive officer, each person who received or will receive 5% of the option awards made or to be made, and all employees, including our current officers who are not executive officers, as a group:

Name	Number of Options Received or To Be Received

Paul R. Arena, Chief Executive Officer, Secretary, and Chairman of the Board	4,159,125

Mark S. Hewitt, Chief Strategic Officer	1,600,000

Douglas F. Bender, Senior Vice President and General Manager	2,088,142

D. Christer Bylander, Director	1,600,000

Audrey L. Braswell, Director	1,182,190

Montgomery L. Bannerman, Director	2,500,000

Andrew L. Berman, Director	2,000,000

All current executive officers, as a group	7,847,267

All current directors who are not executive officers, as a group	7,282,190

Associates of any director or executive officer	N/A

Any person (other than those named above) who has received or will receive 5% of the option awards made or to be made	N/A

All employees, including all current officers who are not executive officers, as a group	4,814,211

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF OUR 2004 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN TO 60,000,000.

PROPOSAL 5 - OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2008 annual meeting. If any other matters are properly brought before the 2008 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

			INITIAL ELECTION OR
NAME	AGE	POSITION HELD	APPOINTMENT DATE
Paul R. Arena	50	Chief Executive Officer, President, Secretary, Principal Financial Officer, and Chairman of the Board	February 2004
Mark S. Hewitt	55	Chief Strategic Officer	October 2007
Douglas F. Bender	58	General Manager, Senior Vice President Engineering	February 2004
D. Christer Bylander	54	Director	May 2006
Audrey L. Braswell	78	Director	June 2004
Montgomery L. Bannerman	52	Director	August 2007
Andrew L. Berman	49	Director	April 2008

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

The business experience of the Company’s directors is provided above.

MARK S. HEWITT was appointed Chief Strategic Officer in October 2007 and has served as a member of the Company’s advisory board since December 2005. He is a partner with EcoSystem Partners and Nextbend. He has over 26 years of experience in the communications and entertainment technologies. Mr. Hewitt provides in-depth technological guidance for these companies as well as many other companies in the communications industry. Mr. Hewitt started his career in Alaska with the creation of the paging network, which was later acquired by Craig McCaw. He was then elected Chairman of the Public Utilities Board to help rebuild the utility systems and the telephone, electric, water, sewer, and steam/hot water utilities. He later joined Motorola Communications where he first worked on the design of the trunk radio system (core to the Nextel system), the ARDIS Network (core to the Blackberry system), and finally the IRIDIUM system in the areas of ground segment support and network design. He later joined Sterling Cellular where he led overall program management, engineering, site selection, market development, and regulatory areas. Later, Mr. Hewitt joined Frontier Communications as Sr. Director, Engineering and Product Development where he led technology in the emerging IP systems field. Global Crossing later acquired Frontier. Mr. Hewitt then joined I-Link as Sr. Vice President of Business Development and Product Marketing. There he launched the first softswitch/IAD in the United States. The associated service became the first national broadband voice network in the United States. He received numerous Product-of-the-Year awards that were instrumental in increasing the shareholder’s value more than ten fold to $800+ million. Following the successful venture with I-Link, Mr. Hewitt served as CTO at a number of communications, portal, and entertainment device companies. Mr. Hewitt holds degrees from the University of Alaska in Electronics Engineering, Business

Administration, and Police Administration. He has been a member of the City Council, the FNSB Emergency Management Team, and the Governor’s Telecommunications Task Force in Alaska.

DOUGLAS F. BENDER has served as General Manager and Senior Vice President of Engineering of the Company since February 2004. Furthermore, Mr. Bender has served as General Manager and Senior Vice President of Business Development of i2 Telecom (DE) since November 2002. Mr. Bender co-founded RealVue Simulation Technologies, a simulation technology company that develops complex equipment simulations for commercial and industrial manufacturers, and from October 1999 to September 2002 served as Vice President of Business Development. From February 1999 to January 2000, Mr. Bender served as Vice President of Engineering for Splash Technologies, a color solutions technology company supplying the commercial and OEM color print controller markets. From October 1992 to January 1999, Mr. Bender served as Vice President of Engineering and Operations for Western Development Laboratories (later acquired by Lockheed Martin), a communications company focused in the hi-speed digital satellite and medical radiology markets. Mr. Bender began his career working for TRW as a software engineer, progressing to project manager and subsequently to Business Area Director.

Legal Proceedings

Except as otherwise set forth below, none of the directors or executive officers has, during the past five years:

(a)

Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)

Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the “Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of any class of our equity securities. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us and except as otherwise set forth herein, we believe that during the 20076 fiscal year our directors, executive officers, and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements.

Director Independence

Four of our directors – Mr. Bylander, Dr. Braswell, Mr. Bannerman, and Mr. Berman – are independent directors as that term is defined under NASDAQ Rule 4200(a)(15).

Code of Ethics

We have adopted a code of ethics that applies to all employees, including our executive officers and directors. We will provide to any person, without charge and upon request, a copy of the code of ethics. Any such request must be made in writing to the Company, c/o Secretary, 5070 Old Ellis Pointe, Suite 110, Roswell, Georgia 30076.

Indemnification

Section RCW 23B.08.510 of the Washington Business Corporation Act permits the indemnification of directors and officers of Washington corporations. The Company’s Articles of Incorporation and bylaws provide that the Company shall indemnify its directors and officers to the fullest extend permitted by Washington law.

Under Washington law, the Company has the power to indemnify its directors and officers against claims arising in connection with their service to the Company except when a director’s or officer’s conduct involves (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Section RCW 23B.08.540 of the Washington Business Corporation Act states that the court may order indemnification or advance of expenses if it determines that (a) the director is entitled to mandatory indemnification under RCW23B.08.520, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; (b) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in RCWB.08.510 or was adjudged liable as described in RCW.23B.08.510(4), but if the director was adjudged so liable the director’s indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders pursuant to RCW.08.560 providers otherwise; or (c) in the case of an advance of expenses, the director is entitled to the articles of incorporation, bylaws or any applicable resolution or contract, to payment or reimbursement of the director’s reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The Company’s directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

DIRECTOR AND EXECUTIVE COMPENSATION

Summary of Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal years ended December 31, 2007 and 2006. The following table summarizes all compensation for fiscal years 2007 and 2006 received by our Chief Executive Officer (principal executive officer), our Chief Financial Officer (principal financial officer), and the Company’s two most highly compensated executive officers who earned more than $100,000 in fiscal year 2007 or 2006.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul R. Arena, Chairman, CEO, Secretary (1)	2007	$103,125	--	--	--	--	--	--	$103,125
	2006	111,550	--	--	--	--	--	--	111,550
Mark S. Hewitt, Chief Strategic Officer	2007	30,000	--	--	--	--	--	--	30,000
	2006	--	--	--	--	--	--	--	--
Douglas F. Bender, GM, Sr. VP of Engineering	2007	120,833	--	--	--	--	--	--	120,833
	2006	74,481	--	--	--	--	--	--	74,481
James R. Rose, former Chief Technology Officer, former Director (1)	2007	112,500	--	--	--	--	--	--	112,500
	2006	123,270	--	--	--	--	--	--	123,270

(1)  Mr. Rose served as our Chief Technology Officer and as a director from May 1, 2005 until October 31, 2007.

Equity Awards

The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Paul Arena	12,419,436	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mark Hewitt	1,700,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Douglas Bender	2,175,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Grants of Plan-Based Awards to Executive Officers in 2007

No plan-based awards were granted to our named executive officers in fiscal year 2007.

Option Exercises and Stock Vesting

There were no exercises of stock options, SARS, or similar instruments, or vesting of stock during fiscal year 2007 for each of the named executive officers.

Pension Benefits

None of the named executive officers participates in any pension benefit plan adopted by the Company.

Nonqualified Deferred Compensation Plans

None of the named executive officers participates in any nonqualified deferred compensation plan adopted by the Company.

Employment Agreements

The Company has entered into employment agreements with its officers and directors as follows:

On October 11, 2007, the Company entered into an employment agreement with Mark Hewitt. Mr. Hewitt’s position is Chief Strategic Officer and the term of his agreement is for two years and carries a base compensation of $120,000 per year.

Director Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by, or paid to the directors below for the fiscal year ended December 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Montgomery L. Bannerman	$--	--	$200,000	--	--	--	$200,000
Audrey L. Braswell	--	--	10,000	--	--	--	10,000
D. Christer Bylander	--	--	10,000	--	--	--	10,000
Andrew L. Berman (1)	--	--	--	--	--	--	--

(1) Mr. Berman was appointed to our Board of Directors in April 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our common stock as of April 14, 2008 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise stated, the address for each person listed below is c/o i2 Telecom International, Inc., 5070 Old Ellis Pointe Road, Suite 110 Roswell, Georgia.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of April 14, 2008, there were 185,393,349 shares of common stock issued and outstanding, and we have based our calculation of the percentage of beneficial ownership on such numbers.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or purchasable within 60 days of April 14, 2008. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

	COMMON STOCK
NAME AND ADDRESS (1)	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES
Named Executive Officers and Directors:
Paul R. Arena	18,330,765	(1)	9.3%
Audrey L. Braswell	15,918,511	(2)	8.2%
Douglas Bender	3,492,040	(3)	1.9%
Montgomery L. Bannerman	2,500,000	(4)	1.3%
Mark S. Hewitt	1,700,000	(5)	0.9%
D. Christer Bylander	1,600,000	(6)	0.9%
Andrew L. Berman	0		0%
Five Percent Shareholders:
Vestal Venture Capital	130,385,924	(7)	45.6%
Phillip Rapp, Jr.	15,716,731	(8)	8.0%
Renaissance Capital	13,873,451	(9)	7.5%
All Officers and Directors as a Group (7 persons)	43,541,316		20.3%

(1)

Includes (i) 60,890 shares of Common Stock held by Mr. Arena’s wife, (ii) 83,712 shares of Common Stock held in trust for the benefit of Mr. Arena’s children, (iii) 5,766,727 shares of Common Stock held by Mr. Arena, and (iv) 12,419,436 shares of Common Stock issuable upon exercise of certain options and warrants.

(2)

Represents (i) 2,540,760 shares of Common Stock owned by personally by Dr. Braswell and 4,335,646 shares of Common Stock owned by Braswell Enterprises, L.P., of which Dr. Braswell is a general partner, and (ii) 9,042,105 shares of Common Stock issuable upon exercise of certain options and warrants.

(3)	Represents (i) 1,317,040 shares of Common Stock owned by Mr. Bender, and (ii) 2,175,000 shares of Common Stock issuable upon exercise of certain options and warrants.

(4)	Represents 2,500,000 shares of Common Stock issuable to Mr. Bannerman upon exercise of certain options and warrants.

(5)	Represents 1,700,000 shares of Common Stock issuable to Mr. Hewitt upon exercise of certain options and warrants.

(6)	Represents 1,600,000 shares of Common Stock issuable to Mr. Bylander upon exercise of certain options and warrants.

(7)

Includes 100,811,265 shares of Common Stock issuable upon the exercise of warrants. Includes 29,574,659 shares of Common Stock. Mr. Allan Lyons, managing partner of 21st Century Strategic Investment Planning, LC is the General Partner on behalf of Vestal Venture Capital in voting these shares of Common Stock.

(8)	Represents (i) 5,073,731 shares of Common Stock owned by Mr. Rapp, and (ii) 10,643,000 shares of Common Stock issuable upon exercise of certain options and warrants.

(9)

Includes 13,873,451 shares of Common Stock. Mr. Russell Cleveland, President of Renaissance Capital is the Fund Manager on behalf of U.S Special Opportunities Trust PLC, Renaissance Capital Growth & Income Fund III and U.S. Growth Investment Trust, PLC which have equal positions in voting these shares of Common Stock.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Described below are certain transactions or series of transactions during the last two years between us and our executive officers, directors, and the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $120,000, other than compensation arrangements that are otherwise required to be described under "Executive Compensation."

In January 2007, the Company issued to Mr. Arena and Mr. Braswell, 908,212 shares and 544,970 shares, respectively, of Common Stock in satisfaction of outstanding promissory notes, with interest, totaling $90,821.26 and $54,487.09, respectively. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon filing of the Company’s next registration statement.

Also in January 2007, the Company issued to James Rose and Doug Bender, both officers of the Company, 624,671 and 1,000,000 shares, respectively, of Common Stock in lieu of compensation in the amounts of $62,467 and $100,000, respectively. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations by the recipients of the shares to the Company regarding their investment interest and sophistication, among other things. However, these shares are entitled to “piggyback registration” rights upon filing of the Company’s next registration statement.

Also in March 2007, we issued a total of 3,288,700 shares of our Common Stock to 16 individuals and institutional investors who exercised warrants received upon the purchase of our Series C convertible preferred shares. One of our directors, Audrey L. Braswell participated in the exercise of 166,095 warrants at $0.12 each. We received $394,644 from the warrant exercise. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations by the recipients of the shares to us regarding their investment interest and sophistication, among other things.

In August 2007, we issued to Audrey L. Braswell, a director, and Phillip Rapp, 750,000 and 250,000 shares, respectively, of Common Stock in accordance with the terms of promissory notes in the amounts of $750,000 and $250,000, respectively. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations by the recipients of the shares to us regarding their investment interest and sophistication, among other things.

In September 2007, we issued to one individual and two institutional investors warrants to purchase an aggregate of 5,000,000 shares of Common Stock at an exercise price of $0.05 per share, vested immediately upon the date of grant with a five-year expiration period. One officer and director and one director of the Company participated in $250,000 of this financing. The warrants were issued in connection with the execution of a promissory note in the amount of $500,000 made to our Company. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations by the recipients of the warrants to us regarding their investment interest and sophistication, among other things. However, these warrants are entitled to “piggyback registration” rights upon filing by our Company of a registration statement.

Also in November 2007, we issued to one individual and two institutional investors warrants to purchase an aggregate of 2,500,000 shares of Common Stock at an exercise price of $0.08 per share, vested immediately upon the date of grant with a five-year expiration period. One officer and director and one director of the Company received 1,250,000 warrants in the aggregate. The warrants were issued in connection with the execution of an extension for promissory notes in the amount of $500,000 made to our Company. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations by the recipients of the warrants to us regarding their investment interest and sophistication, among other things. However, these warrants are entitled to “piggyback registration” rights upon filing by our Company of a registration statement.

In March 2008, we issued to Mr. Arena and Braswell Enterprises, LP warrants to purchase aggregate of 5,000,000 shares of Common Stock each at an exercise price of $0.10 per share, vested immediately upon the date of grant with a three-year expiration period. The warrants were issued in consideration of a loan in the amount of $1,000,000 made to the Company by Braswell Enterprises, LP of which $500,000 is personally guaranteed by Mr. Arena. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations by the recipients of the warrants to us regarding their investment interest and sophistication, among other things.

In May 2008, we issued to Braswell Enterprises, LP warrants to purchase aggregate of 625,000 shares of Common Stock each at an exercise price of $0.10 per share, vested immediately upon the date of grant with a five-year expiration period. The warrants were issued in consideration of a loan in the amount of $125,000 made to the Company by Braswell Enterprises, LP. The warrants were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. We based such reliance upon factual representations by the recipients of the warrants to us regarding their investment interest and sophistication, among other things.

GENERAL INFORMATION

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2009 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than March 2, 2009, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2008 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the shareholder must give advance written notice to the Company by June 27, 2008. Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held.   Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Form 10-KSB - Annual Report

Enclosed herewith is the Company’s Annual Report on Form 10-KSB for the 2007 fiscal year. Additional copies may be requested in writing. Such requests should be submitted to Attn: Secretary, I2 Telecom International, Inc., 5070 Old Ellis Pointe, Suite 110, Roswell, Georgia 30076.   Exhibits to Form 10-KSB will also be provided upon specific request. The materials will be provided without charge.

Paul R. Arena
Chairman of the Board of Directors

May 19, 2008

EXHIBIT A

I2 TELECOM INTERNATIONAL, INC.

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

Adopted May 6, 2008

I.	Introduction and Purpose

i2 Telecom International, Inc. (the "Company") is a publicly held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its stockholders, much of the Board's oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company's financial reporting and public disclosure activities.

The Audit Committee's primary duties and responsibilities are to:

•

Assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

•	Prepare the report that Securities and Exchange Commission (SEC) rules require to be included in the Company's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority to retain, without prior permission from the Board or management, special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisors employed by the Committee and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II.	Composition

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

A.	Independence

The Audit Committee shall be comprised of three or more Directors, a majority of which shall have been affirmatively determined by the Board to be independent Directors as defined by the SEC and NASDAQ.

B.	Financial Literacy and Expertise

Each member of the Audit Committee shall be financially literate; as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be an "Audit Committee Financial Expert" as defined by the SEC. (If the Company does not have an "Audit Committee Financial Expert" on the Audit Committee it shall disclose that fact and the reasons therefore). These determinations shall be made by the Board of Directors.

III.	Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person.

A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

IV.	Responsibilities and Duties

The Audit Committee shall undertake the following responsibilities and duties:

A.	Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification) and pre-approve all audit and non-audit services.

B.

At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company. Evaluate the independent auditor's qualifications, performance and independence.

C.	Review and evaluate the lead partner of the independent auditor.

D.

Ensure the regular rotation of the lead independent audit partner as required by law. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

E.

Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

F.	Review with management and the independent auditor the following:
o	Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles
o	Major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies
o	The effect of regulatory and accounting initiatives, as well as off-balance sheet structure, on the financial statements of the Company

G.

Discuss earnings press releases, as well as financial information provided to analysts and rating agencies. The discussion may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release.

H.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

I.

Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures including the Company's risk assessment and risk management policies.

J.	Meet separately, periodically, with management and with internal auditors.

K.	Periodically consult with the independent auditor, outside the presence of management, about the auditor's judgments about:
o	The quality, and not just the acceptability, of the Company's accounting principles as applied to its financial reporting
o	The Company's internal controls
o	The completeness and accuracy of the Company's financial statements
o	The responsibilities, budget and staffing of the Company's internal audit function

L.	Review with the independent auditor any audit problems or difficulties and management's response.

M.	Review and discuss quarterly reports from the independent auditor on:
o	All critical accounting policies and practices to be used
o

All alternative treatments with Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

o	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

N.	Monitor compliance with Audit Committee approved policies regarding the hiring of employees or former employees of the independent auditors.

O.	Report regularly to the Board of Directors.

P.	Conduct an annual performance evaluation of the Audit Committee.

Q.	Ensure appropriate procedures are established and maintained:
o	To permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters
o	To permit the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee

R.	Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

S.	Review the significant recommendations made to management by the internal auditing department and management's responses.

T.	Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

U.

Review and approve the appointment and replacement of the Chairman of the Audit Committee. The Audit Committee will have direct input into evaluations of the Chairman’s performance as well as any decisions regarding the Chairman’s compensation.

V.	Review management's determination of the adequacy of the consolidated allowance for loan and lease loss reserves.

W.	Review and reassess the adequacy of this Charter at least annually.

X.	Review with management and the independent auditor the basis for their reports issued under 12 CFR section 363.2(b).

V.	Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

EXHIBIT B

I2 TELECOM INTERNATIONAL, INC.

BOARD OF DIRECTORS

COMPENSATION COMMITTEE CHARTER

Adopted May 6, 2008

Responsibilities

The Compensation Committee of the Board of Directors of i2 Telecom International, Inc. (the "Company") will be responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Executive Officers of the Company, the Company’s general employee compensation and other policies, providing assistance and recommendations with respect to the compensation policies and practices of the Company.

In particular, the Compensation Committee will:

•

On an annual basis, without the participation of the Chief Executive Officer, (i) review and approve the corporate goals and objectives with respect to compensation for the Chief Executive Officer, (ii) evaluate the Chief Executive Officer's performance in light of the established goals and objectives, and (iii) set the Chief Executive Officer's annual compensation, including salary, bonus, incentive and equity compensation.

•

On an annual basis, review and approve (i) the evaluation process and compensation structure for the Company’s other senior executives, and (ii) the Chief Executive Officer’s evaluation of the performance and his recommendations concerning the annual compensation, including salary, bonus, incentive and equity compensation, of other company executive officers, and (iii) the recruitment, retention and severance programs for the Company’s senior executives and (iv) review the compensation structure for the Board of Directors.

•

As appropriate, make recommendations to the Board with respect to executive incentive-compensation plans and equity-based plans and administer any incentive plans and bonus plans that include senior officers. Stock option grants are made by the Options Committee, for non-senior officers, but are ratified by the Compensation Committee in its compensation review.

Compensation Committee Composition

The Compensation Committee shall be comprised solely of a majority of “independent” directors in accordance with the then current rules of the SEC and NASDAQ. The Compensation Committee's chairperson shall be designated by the full Board or, if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the Compensation Committee.

Policies and Procedures.

In carrying out its responsibilities, the Compensation Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to help ensure that the corporate accounting and reporting practices of the Company meet or exceed all applicable legal and business standards. However, the Compensation Committee will:

•	Investigate any matter brought to its attention within the scope of its duties.
•	Obtain the approval of the full Board of Directors of this Charter and review and reassess this Charter at least annually or as conditions dictate.

•	Meet in an executive session at least annually near the end of the Company’s fiscal year, and more frequently as circumstances dictate.
•	Be governed by majority vote of its members.
•	Report its actions and any recommendations to the Board after each Compensation Committee meeting and review its performance as a committee on an annual basis.

The Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors such as consultants and shall determine the extent of funding necessary for the payment of compensation to such persons.

PROXY

(For holders of Common Stock)

I2 TELECOM INTERNATIONAL, INC.

5070 Old Ellis Pointe, Suite 110

Roswell, GA 30076

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS PAUL R. ARENA AS PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF I2 TELECOM INTERNATIONAL, INC. HELD OF RECORD BY THE UNDERSIGNED ON MAY 12, 2008, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2008 OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

1.	To elect five directors to serve until the 2009 annual meeting of the shareholders.

FOR all nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

01 Paul R. Arena	02 D. Christer Bylander	03 Audrey L. Braswell
04 Montgomery L. Bannerman	05 Andrew L. Berman

(Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name.)

2.	To ratify the appointment of Freedman & Goldberg Certified Public Accountants, P.C. as the Company’s registered independent public accountants for the 2008 fiscal year.
	FOR	AGAINST	ABSTAIN

3.

To authorize the Board of Directors of the Company to effect a reverse stock split of the Company’s shares of common stock, no par value (the “Common Stock”), in a range from one-for-two (1:2) to one-for-ten (1:10) of the Company’s shares of Common Stock at any time during the next twelve months or prior to the 2009 annual meeting of shareholders, whichever occurs first (“Reverse Stock Split”).

	FOR	AGAINST	ABSTAIN

4.

To approve the amendment of the Company’s Amended and Restated 2004 Stock Incentive Plan to increase the number of shares of the Company’s Common Stock available under the Plan to 60,000,000 ("Amendment of the 2004 Plan").

	FOR	AGAINST	ABSTAIN

5.	In his discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.
	FOR	AGAINST	ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1, 2, 3, 4, and 5 above. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director; FOR the ratification of the auditors; and FOR the Reverse Stock Split; and FOR the Amendment of the 2004 Plan.

Dated

Signature	Signature if held jointly

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.